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                                                                    EXHIBIT 3.1

                       CERTIFICATE OF INCORPORATION OF
                    HARRINGTON WEST FINANCIAL GROUP, INC.


        ARTICLE 1. NAME. The name of the corporation is Harrington West Financial Group, Inc. (hereinafter referred to as the "Corporation").

        ARTICLE 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

        ARTICLE 3. NATURE OF BUSINESS. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

        ARTICLE 4. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue is 4,000,000, of which 1,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter the "Preferred Stock"), and 3,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock").

        The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

        (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

        (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

        (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

        (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

        (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

        (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund

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and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

        (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

        (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

        (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

        (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

        The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative,

        ARTICLE 5. INCORPORATOR. The name and mailing address of the sole incorporator is as follows:

                     Name                                   Address
                     ----                                   -------
        Smith Breeden Associates, Inc.         7300 College Boulevard, Suite 430
                                               Overland Park, Kansas 66210

        ARTICLE 6. PREEMPTIVE RIGHTS. No holder of the capita1 stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

        ARTICLE 7. DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in. the Corporation's Bylaws, as may be amended from time to time.

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               A.     CLASSIFICATION AND TERM. The Board of Directors, other
        than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

               B. VACANCIES. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

               C. REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

        ARTICLE 8. MEETINGS OF STOCKHOLDERS AND BYLAWS.

               A. MEETINGS OF STOCKHOLDERS. No action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meetings of stockholders, nor any action which may be taken at any annual or special meetings of stockholders, may be taken without a meeting, without prior notice and without a vote of such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

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               B.     BYLAWS. The Board of Directors or stockholders may
        adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of at least a majority of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

        ARTICLE 9. LIABILITY OF DIRECTORS AND OFFICERS. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

        ARTICLE 10. AMENDMENT. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of this Certificate of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors.

        SMITH BREEDEN ASSOCIATES INC., being the sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is the Incorporator's act and deed and that the facts herein stated are true, and accordingly has caused this Certificate to be signed on its behalf by the undersigned, thereunto duly authorized on this 18 day of September 1995.


                                        SMITH BREEDEN ASSOCIATES, INC.


                                        By: /s/ Craig J. Cerny
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                                           Craig J. Cerny
                                           Executive Vice President